Exhibit 99.1

JoS. A. Bank Clothiers Reports 2005 Results; Net Income Increases 44% in Fiscal 2005

    HAMPSTEAD, Md.--(BUSINESS WIRE)--April 12, 2006--JoS. A. Bank Clothiers, Inc. (Nasdaq National Market:JOSB) announces today results for its fiscal year ended January 28, 2006 (fiscal 2005).
    The Company's results reflect: a) net income for fiscal 2005 increased 44% to $35.3 million, as compared with net income of $24.5 million for the fiscal year ended January 29, 2005 (fiscal 2004); and
b) earnings per share for fiscal 2005 increased 41% to $1.95 (adjusted for stock dividend), as compared with fiscal 2004 earnings per share of $1.38 (adjusted for stock dividend), representing another year of record earnings.
    All earnings per share amounts in this news release represent diluted earnings per share adjusted for the 25% stock dividend that the Company announced on December 14, 2005, under which shareholders of record as of January 27, 2006 received one additional share of common stock for each four shares then owned. The stock dividend was distributed on February 15, 2006.
    The Company previously reported record sales for the fiscal fourth quarter and fiscal 2005. Total sales for the fiscal fourth quarter of 2005 increased 28.1% to $163.8 million, as compared with sales of $127.9 million in the same prior year period. Total sales for fiscal 2005 increased 24.7% to $464.6 million, as compared with sales of $372.5 million in the prior fiscal year. Comparable store sales rose 15.9% in the fiscal fourth quarter and 10.6% in fiscal 2005, while combined catalog and internet sales increased 18.9% and 21.7% in the fiscal fourth quarter and fiscal 2005, respectively.
    A conference call to discuss this earnings press release will be held tomorrow, Thursday, April 13, 2006 at 11:00 a.m. Eastern Time
(ET). To participate in the call please dial (USA) 877-209-0397 or (International) 612-332-0530 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available until April 20, 2006 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 825372.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 328 stores in 40 states and the District of Columbia, a nationwide catalog, and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq National Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base and other competitive factors. Other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 28, 2006. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates and projections. These risks should be carefully reviewed before making any investment decision.

             JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
              Condensed Consolidated Statements of Income
                 (In thousands except per share data)

                             Fiscal Fourth Quarter     Fiscal Year
                             --------------------- -------------------
                                2004       2005      2004      2005
                             ---------- ---------- --------- ---------

NET SALES                    $ 127,943  $ 163,831  $372,500  $464,633
Cost of goods sold              49,803     61,467   147,674   177,006
                             ---------- ---------- --------- ---------
GROSS PROFIT                    78,140    102,364   224,826   287,627
                             ---------- ---------- --------- ---------

OPERATING EXPENSES:
  Sales and marketing           46,042     55,558   143,586   179,201
  General and administrative    10,730     14,443    38,003    45,930
  Store opening costs              338        293     1,184       701
                             ---------- ---------- --------- ---------
Total operating expenses        57,110     70,294   182,773   225,832
                             ---------- ---------- --------- ---------

OPERATING INCOME                21,030     32,070    42,053    61,795

Interest expense, net              333        492     1,696     1,794
                             ---------- ---------- --------- ---------

Income before provision for
 income taxes                   20,697     31,578    40,357    60,001
Provision for income taxes       8,121     13,056    15,876    24,751
                             ---------- ---------- --------- ---------

NET INCOME                   $  12,576  $  18,522  $ 24,481  $ 35,250
                             ========== ========== ========= =========

EARNINGS PER SHARE:
Net income:
  Basic                      $    0.75  $    1.08  $   1.47  $   2.07
  Diluted                    $    0.71  $    1.02  $   1.38  $   1.95
Weighted average shares
 outstanding:
  Basic                         16,756     17,182    16,680    17,021
  Diluted                       17,789     18,147    17,789    18,031

Note: The foregoing Condensed Consolidated Statements of Income are excerpts from our Consolidated Financial Statements and do not include the Notes, which are considered an integral part thereof. The Company filed the Consolidated Financial Statements in its Annual Report on Form 10-K, on April 12, 2006. The foregoing financial information should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 28, 2006.


             JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Balance Sheets
                            (In Thousands)

                                     January 29, 2005 January 28, 2006
                                     ---------------- ----------------

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents          $         1,425  $         7,344
  Accounts receivable, net                     4,798            6,455
  Inventories, net                           127,693          176,642
  Prepaid expenses and other current
   assets                                     11,892           12,852
  Deferred income taxes                        2,367               --
                                     ---------------- ----------------
  Total current assets                       148,175          203,293
                                     ---------------- ----------------

NONCURRENT ASSETS:
  Property, plant and equipment, net          83,621          100,973

  Other noncurrent assets                      1,508              566
                                     ---------------- ----------------
  Total assets                       $       233,304  $       304,832
                                     ================ ================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                   $        40,133  $        42,678
  Accrued expenses                            37,505           52,480
  Current portion of long-term debt              917              971
  Deferred tax liability - current                --           10,954
                                     ---------------- ----------------
  Total current liabilities                   78,555          107,083

NONCURRENT LIABILITIES:
  Long-term debt, net of current
   portion                                     5,942            4,826
  Noncurrent lease obligations                30,318           35,007
  Noncurrent deferred tax liability            3,227            2,697
  Other noncurrent liabilities                   938            1,419
                                     ---------------- ----------------
  Total liabilities                          118,980          151,032
                                     ---------------- ----------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, $1.00 par,
   500,000 shares authorized, none
   issued or outstanding                           -                -
  Common stock, $.01 par, 20,000,000
   shares authorized, 19,417,125
   issued and 16,825,370 outstanding
   at January 29, 2005 and
   17,283,804 issued and outstanding
   at January 28, 2006                           124              173
  Additional paid-in capital                  67,594           66,757
  Retained earnings                           51,664           86,870
                                     ---------------- ----------------
                                             119,382          153,800
  Treasury stock                              (5,058)              --
                                     ---------------- ----------------
    Total stockholders' equity               114,324          153,800
                                     ---------------- ----------------
    Total liabilities and
     stockholders' equity            $       233,304  $       304,832
                                     ================ ================

Note: The foregoing Condensed Consolidated Statements of Income are excerpts from our Consolidated Financial Statements and do not include the Notes, which are considered an integral part thereof. The Company filed the Consolidated Financial Statements in its Annual Report on Form 10-K, on April 12, 2006. The foregoing financial information should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 28, 2006.


             JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Cash Flows
                            (In Thousands)

                                               -----------------------
                                               Fiscal 2004 Fiscal 2005
                                               ----------- -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                    $   24,481  $   35,250
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Deferred tax expense                              1,906      12,791
  Depreciation and amortization                    10,498      13,020
  Loss on disposition of assets                         4          31
  Income tax benefit from exercise of non-
   qualified stock options                          2,256       2,694
Changes in assets and liabilities:
  Increase in accounts receivable                    (597)     (1,657)
  Increase in inventories                          (6,905)    (48,949)
  Increase in prepaid expenses and other
   assets                                          (1,569)       (960)
  (Increase) decrease in non-current assets          (273)        942
  Increase in accounts payable                     11,385       2,545
  Increase in accrued expenses                        263      16,149
  Increase in noncurrent lease obligations         10,266       4,689
  Increase (decrease) in other noncurrent
   liabilities                                       (262)        481
                                               ----------- -----------
  Net cash provided by operating activities        51,453      37,026
                                               ----------- -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for capital expenditures               (29,939)    (31,577)
  Proceeds from disposal of assets                    907          --
                                               ----------- -----------
  Net cash used for investing activities          (29,032)    (31,577)
                                               ----------- -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under revolving loan agreement        80,360     106,185
  Repayment of borrowings under revolving loan
   agreement                                     (100,947)   (106,185)
  Repayment of other long-term debt                (2,417)     (1,062)
  Proceeds from issuance of common stock, net
   of fractional share repurchase                   1,133       1,532
                                               ----------- -----------
  Net cash provided by (used in) financing
   activities                                     (21,871)        470
                                               ----------- -----------
  Net increase (decrease) in cash and cash
   equivalents                                        550       5,919
CASH AND CASH EQUIVALENTS, beginning of year          875       1,425
                                               ----------- -----------
CASH AND CASH EQUIVALENTS, end of year         $    1,425  $    7,344
                                               =========== ===========

Note: The foregoing Condensed Consolidated Statements of Income are excerpts from our Consolidated Financial Statements and do not include the Notes, which are considered an integral part thereof. The Company filed the Consolidated Financial Statements in its Annual Report on Form 10-K, on April 12, 2006. The foregoing financial information should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 28, 2006.

    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman, EVP/CFO, 410-239-5715
             or
             Investor Relations Voicemail, 410-239-5900

             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com